UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2008

Vision-Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-20970	13-3430173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Ramland Road South Orangeburg, NY	10962
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 365-0600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14[a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On February 12, 2008, Vision-Sciences, Inc., (“Vision-Sciences” or the “Company”), reached a satisfactory arrangement for the transition of our supply relationship with Pentax Corporation (“Pentax”), a long-time supplier of certain components used in our  fiberoptic-based endoscopes, including in our ENT (ear, nose & throat), Cystoscopes and TNE (transnasal esophagoscopy) scopes sold in the medical segment, and boroscopes sold in the industrial segment.  Under the terms of the agreement entered into with Pentax on February 12, 2008, the Company and Pentax resolved their pending disputes and agreed to dismiss all related legal proceedings, over pricing, volumes and delivery schedules for the components supplied by Pentax.  The agreement modified the terms of our Supply Agreement with Pentax, dated March 16, 1992, as amended, by, among other things (1) moving forward the termination date of the supply relationship to February 28, 2009 from March 15, 2009, and (2) providing an agreed upon purchase order and delivery schedule of components from Pentax through February 28, 2009.

We expect that the agreement reached with Pentax will enable us to meet our estimated production requirements for fiberscopes over the next twelve months, and will give us sufficient time to secure alternative manufacturing, or supply arrangements with respect to the components supplied by Pentax, to meet our expected future production requirements for fiberscopes.  Pentax’s supply arrangement is limited to components used in our fiberscopes only.  Pentax does not supply components used in any other of our products, including any of our products under development, or any of our video-based scopes.

Ron Hadani, President & CEO of Vision-Sciences, noted that “we have had a long time relationship with Pentax for which our Board of Directors and our management are very grateful and appreciative.  We are very pleased that we were able to reach a mutually satisfactory arrangement with Pentax for the continued supply of necessary components during a transition period, during which we expect to complete the development of our next generation fiberscopes, that will not incorporate any Pentax supplied components.  We expect to release these next generation fiberscopes by the end of our next fiscal year.”

Item 2.02. Results of Operations and Financial Condition.

The Company also announced today the delay of the filing of its Form 10-Q for the third quarter ended December 31, 2007 and release of its results for the first nine months of Fiscal 2008 and its third quarter ended December 31, 2007.  This delay was caused by the recent resignation of the Company’s newly-hired controller, resulting in the Company having reduced resources to complete its review and preparation the Form 10-Q to permit its filing within the prescribed timeframe.  The controller resigned to accept a position closer to his home and such resignation did not result from any dispute between the Company and the controller.

Item 8.01. Other Events.

On February 15, 2008 the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1                                                             Settlement Agreement dated as of February 12, 2008 between Vision Sciences, Inc. and Pentax Corporation.

Exhibit 10.2                                                             Termination Agreement dated as of February 12, 2008 between Pentax Corporation and Vision Sciences, Inc.

Exhibit 99.1.                                                          Press release dated February 15, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vision-Sciences, Inc.
(Registrant)

February 15, 2008	/s/ YOAV M. COHEN
(Date)	Yoav M. Cohen
Chief Financial Officer

EXHIBIT INDEX

10.1                                        Settlement Agreement dated as of February 12, 2008 between Vision Sciences, Inc. and Pentax Corporation.

10.2                                        Termination Agreement dated as of February 12, 2008 between Pentax Corporation and Vision Sciences, Inc.

99.1                                        Press release dated February 15, 2008.